UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street	Houston,	TX	77002
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (832) 854-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 29, 2025, in anticipation of her expected retirement from Chevron Corporation (“Chevron”) in April 2026, Alana K. Knowles elected to resign from her position as Controller of Chevron, effective February 28, 2026.

(c) On October 29, 2025, the Board of Directors of Chevron elected Amit R. Ghai to the position of Controller of Chevron, effective March 1, 2026. In this role, Mr. Ghai will serve as Chevron’s principal accounting officer.

Mr. Ghai, age 53, has held positions with Chevron and its subsidiaries since 2004, and currently serves as Assistant Controller, a position he has held since October 2020. Prior to that, he served as Controller, Downstream & Chemicals, from July 2019 through October 2020, and as General Manager, Finance, Supply and Trading, from June 2016 through July 2019. Prior to these roles, Mr. Ghai held numerous positions of increasing responsibility in the areas of finance, accounting, and treasury.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 3, 2025

CHEVRON CORPORATION
By:	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary